EXHIBIT 23.2

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

200 Haddonfield Berlin Road, Suite 402
Gibbsboro, New Jersey 08026-1239
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Ethanex Energy, Inc.
14500 Parallel Road, Ste. A
Basehor, KS 66007

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 5, 2006, relating to the financial statements of Ethanex Energy, Inc..which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

December 27, 2006

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY